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EXHIBIT 99.1


FOR IMMEDIATE RELEASE


   M2B WORLD LAUNCHES WOWTV NEW NEXT-GENERATION PERSONALISED BROADBAND CHANNEL

       ADDS HIGH-DEFINITION STREAMING, USER GENERATED CONTENT, LIVE TV AND SOCIAL NETWORKING FEATURES TO OFFER GREATER CHOICE & BETTER VIEWER
          EXPERIENCE AND TO LEAD TO AN INCREASE IN ADVERTISING REVENUE

HOLLYWOOD, CA & SINGAPORE - AUGUST 29, 2008 - Amaru, Inc. ("AMRU") announced today that its subsidiary, M2B World Asia Pacific Pte Ltd. ("M2B Asia") has launched WOWTV NEW as the latest enhancement to WOWtv, its premier personalised broadband entertainment channel.

M2B World Asia Pacific consumers' customised user experience is set to reach greater heights through WOWTV NEW's expanded features. These features include High-Definition (HD) streaming, instantaneous playback with almost zero buffering, new Community and User Generated Content, Live TV broadcast and Social Networking. All this will compliment its already extensive Video-On-Demand (VOD) service, which showcases multiple channels of Free and Pay TV Content. The initiatives were taken to retain and expand viewership to firmly position M2B World Asia Pacific as a leading player in the entertainment and social networking arena. The plan for an extended viewership base is expected to lead to new revenue sources, and increase existing advertising revenue.

Ultimately what sets WOWTV NEW apart is the easy access to high-quality hassle-free video delivery and rendering based on each consumer's computer environment. Greater broadband connection offers higher-quality video than those with less optimal environments, yet content are encoded in a way that helps allocate bandwidth to make each video frame as sharp as possible--even during a live broadcast.

In addition, WOWTV NEW users will now have their own personal profile page where they can manage their favourite playlist, video and music from multiple sources. A new Forum feature enables the creation of personal Avatars, be part of an Anime community or pursue life in cyberspace with others who share the same passion.

Conceived by M2B World Asia Pacific's team of in-house developers and designers, the new features were made technologically feasible through the channel's WOWTV NEW Media Player which supports DVD-style navigation and the DVR-like ability to move forward or back in time. WOWTV NEW users can now fast forward, rewind, pause, bookmark, scrub forward and back, and even jump to any point in the video content--all without interrupting the viewing experience.

"Singapore is a sophisticated market for broadband on-demand entertainment. Its high IT and internet penetration, staunch support of intellectual property and respect for copyrights were decisive factors in our consideration to expand in this region. It is the natural choice as a launch-pad for WOWTV NEW. We responded to a growing thirst among savvy viewers for on-demand High Definition Broadband entertainment serving extensive content genres," said Colin Binny, CEO of Amaru Inc. and M2B World Asia Pacific.

M2B World Asia Pacific engineered Singapore's first Broadband TV service with an extensive premium content library in July 2006. WOWtv has more than 190,000 registered users in Singapore, and the service is operating in Indonesia and China.

Like its predecessor, WOWTV NEW's FREE or Pay-Per-View (PPV) choices are available on-demand 24 x 7. There is no subscription fee for the FREE tier and all users need do to have access to the channels of programmes is to register for a WOWTV NEW account.

For more information on WOWTV NEW'S FREE or PPV choices, log on to www.wowtv.com.

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ABOUT M2B WORLD ASIA PACIFIC
----------------------------
M2B World Asia Pacific, part of Amaru, Inc. (AMRU), a Nevada corporation, is a leading broadband entertainment provider in the Asia region, offering interactive entertainment-on-demand and education-on-demand streaming over broadband channels and Internet portals. The M2B brand has established its competitive edge by offering access to an expansive range of content libraries for aggregation, distribution and syndication on broadband and other media.

ABOUT AMARU INC.
----------------
Amaru, Inc., through its subsidiaries under the M2B brand, is a leader in the Broadband Media Entertainment business, and a major provider of interactive Entertainment-on-demand streaming over Broadband channels, Internet portals, and 3G devices. To date, the Company has launched multiple Broadband TV websites for Hollywood and Asian entertainment, education and online shopping, with over 100 channels designed to cater to various consumer segments and lifestyles. Its content covers diverse genres such as movies, dramas, comedies, documentaries, music, fashion, lifestyle, edutainment, and more. The M2B brand has established its competitive edge by offering access to an expansive range of content libraries for aggregation, distribution and syndication on Broadband and other media; including rights for merchandising, product branding, promotion and publicity. For more information visit www.amaruinc.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO CHANGE. THE INFORMATION POSTED IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. YOU CAN IDENTIFY THESE STATEMENTS BY USE OF THE WORDS "MAY," "WILL," "SHOULD," "PLANS," "EXPECTS," "ANTICIPATES," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND," AND SIMILAR EXPRESSIONS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR ANTICIPATED. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GROWTH AND DEMAND FOR BROADBAND SERVICES, THE UNPROVEN NATURE OF THE SUBSCRIBER MODEL, CONSUMER ADAPTATION OF SET-TOP BOXES, THE ABILITY TO EXECUTE CONTENT DEALS ON FAVORABLE TERMS, GOVERNMENT CONTROLS ON MEDIA & GAMING IN VARIOUS REGIONS, THE ABILITY TO MANAGE RAPID GROWTH, DISRUPTIONS TO NETWORKS, COMPETITORS AND NEW ENTRANTS, CHANGES IN PRODUCT MIX, OUR EFFORTS TO ESTABLISH INDEPENDENT BROADBAND SITES IN COUNTRIES WHERE CONDITIONS ARE SUITABLE, OUR ABILITY TO EXPAND OUR OFFERINGS OF CONTENT IN ENTERTAINMENT AND EDUCATION, AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL.


FOR MORE INFORMATION, PLEASE CONTACT:

M2B World Asia Pacific Pte. Ltd.
1112 Middle Road #01-00
Midland House
Singapore 188970
Main line: +65-6332 9294
Email: enquiry.sg@wowtv.com


FOR MORE MEDIA INFORMATION, PLEASE CONTACT:

Ronald Wong/Steven Ng
Mileage Communications Pte Ltd
Tel: +65-62221678
Email: ronald@mileage.com.sg